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                                  AMENDMENT TO LEASE

I.   PARTIES AND DATE.

    This Amendment to Lease ("Amendment") dated November 12, 1997, is by and between BARRY B. WHITE ("Lessor"), and TFP INC., a South Carolina corporation ("Lessee").

II.  RECITALS.

    Lessor and Lessee entered into that certain Lease Agreement dated as of July 23, 1996 ("Lease"), for the premises ("Premises") commonly known as 110 Frederick Street, Greenville, South Carolina, as more particularly described in the Lease.

    Landlord and Tenant desire to modify the Lease in the manner provided in the next section as "Modifications," which modifications shall be deemed effective on the date of this Amendment as indicated above.


III. MODIFICATIONS.

    Lessor and Lessee hereby agree that the Lease shall be modified and/or supplemented as follows:

    A. TERM . Section 2 of the Lease is hereby modified to provide that Lessee shall have the right to terminate the Lease at any time upon giving notice in writing of such election to Lessor, which termination shall be effective on the date (the "Effective Date") that is one hundred eighty (180) days after the date Lessee sends such termination notice, but the Effective Date can be no earlier than August 7, 1998. Should Lessee elect to terminate the Lease, Lessee shall surrender the Premises on or before the Effective Date in accordance with Section 9 of the Lease. Lessee shall pay all rental and other charges due under the Lease up to and including the Effective Date. This option to terminate may be assigned by Lessee to any assignee of the Lease or sublessee of the Premises

    B. RENTAL. Section 4 of the Lease shall be modified to provide that effective upon the first day of the month following the date of this Amendment and on the first day of each month thereafter, Lessee shall pay to Lessor as rental for the Premises, during the term of this Lease, an amount equal to Sixteen Thousand Six Hundred Sixty Six and 67/100 Dollars ($16,666.67) per month, being an aggregate annual amount of Two Hundred Thousand and No/100 Dollars ($200,000.00).

    C. MAINTENANCE AND REPAIR. Section 6 and Exhibit D of the Lease shall be modified to provide that Lessee shall, at its sole cost and expense, maintain and repair, in good order, condition and repair as founded on May 7th, 1997, only the interior, non-structural portions of the space occupied by Lessee in the building on the Premises. Lessor shall, at its sole cost and expense, maintain and repair, in good order, condition and repair, the remainder of the Premises including, but not limited to, the parking lots, roof, exterior and structural portions of the Premises and all buildings and other improvements thereon.

IV.  GENERAL.

    A. EFFECT OF AMENDMENTS. Except to the extent the Lease is modified by this Amendment, the remaining terms and provisions of the Lease shall remain unmodified and in full force and effect.

    B. ENTIRE AGREEMENT. This Amendment embodies the entire understanding between Lessor and Lessee with respect to its subject matter and can be changed only by an instrument in writing signed by Lessor and Lessee.



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    C.   COUNTERPARTS.  If this Amendment is executed in counterparts, each counterpart shall be deemed an original.

    D. DEFINED TERMS. All words commencing with initial capital letters in this Amendment and not defined in this Amendment, but defined in the Lease, shall have the same meaning in this Amendment as in the Lease.

    E. ATTORNEYS' FEES. In the event that either Lessor or Lessee shall institute any action or proceeding against the other relating to the provisions of this Amendment or the Lease or any default thereunder, the party not prevailing in such action or proceeding shall reimburse the prevailing party for its actual attorneys' fees, and all fees, costs and expenses incurred in connection with such action or proceedings including, without limitation, any post-judgment fees, costs or expenses incurred on any appeal or bankruptcy action or in collection of any judgment.

    LESSOR                                            LESSEE

                                       TFP INC.,
/s/ BARRY B. WHITE                     a South Carolina corporation
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Barry B. White
                                       By:    /s/ GUNNAR HILDEMANN
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                                       Its:   General Manager